                                                                   Exhibit 10.35

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Akamai Technologies, Inc.                      Form of 2007 Executive Bonus Plan


NAME: _______________________________                PERFORMANCE PERIOD: FY 2007

TITLE: ______________________________

This 2007 Executive Bonus Plan sets forth your annual compensation for 2007 based on the achievement of certain corporate and individual performance objectives. In order to receive your annual cash incentive bonus, you must be an employee and a member of the Office of the CEO throughout all of 2007 and the corporate and individual objectives must be met, as described more thoroughly below. The Compensation Committee will resolve all questions arising in the administration, interpretation and application of this plan, and the Compensation Committee's determination will be final and binding on all concerned. Where permitted by applicable law, the Compensation Committee reserves the right to modify, at its discretion and at any time, the terms of this plan, including, but not limited to, the performance objectives, targets, and payouts.

ANNUAL COMPENSATION LEVELS AT TARGET PERFORMANCE

Base salary:                             $__________
Annual cash incentive bonus at target:   $__________
Total Cash Compensation at target:       $__________

PERFORMANCE OBJECTIVES/TARGETS

The following are the corporate and individual performance objectives for your 2007 cash incentive bonus:

CRITERIA                          WEIGHT     THRESHOLD         TARGET                MAXIMUM
--------                          ------   -------------   --------------   -------------------------
Corporate Financial Performance
(FY 2007)                           80%        96.1%            100%                  106.2%
Bonus Payout Amount                        50% of Target   100% of Target         200% of Target
Individual FY 2007 Goals(1)         20%     Partially Achieves Objectives   Fully Achieves Objectives
Bonus Payout Amount                        25% of Target    50% of Target         100% of Target
                                   ---
TOTAL                              100%
                                   ===

The method for calculating Corporate Financial Performance is described in
Schedule 1, which is attached hereto. In the event of any question as to whether the components of the Corporate Financial Performance have been satisfied, the Compensation Committee of the Board of Directors shall make such determination. The Chief Executive Officer shall make the determination as to whether the individual objectives have been met by you and shall report such determination to the Compensation Committee. The Compensation Committee shall retain the right, exercisable in its discretion, to overrule the determination of the Chief Executive Officer and make an independent and binding determination as to whether you have achieved your individual objectives. Subject to the foregoing, the Chief Executive Officer's determination will be final and binding on all concerned.(2) No incentive will be paid under a specific incentive criterion for performance below the associated threshold listed for that criterion. Performance above the maximum may result in higher reward at the sole discretion of the Compensation Committee.

----------
(1) As established by the Chief Executive Officer or, in the case of the CEO, the Compensation Committee.

(2) In the case of the Chief Executive Officer, the Board of Directors shall make the determination as to whether his individual performance objectives have been met. The determination of the Board of Directors will be final and binding on all concerned.

Akamai Technologies, Inc.                      Form of 2007 Executive Bonus Plan


The payment of any annual incentive bonus will be made within thirty (30) days following the filing of Akamai's SEC 10-K filing for FY 2007.


Acceptance:                                     --------------------------------
            ---------------------------------   Date


Approved by:                                    --------------------------------
             --------------------------------   Date

Akamai Technologies, Inc.                      Form of 2007 Executive Bonus Plan

                                   SCHEDULE 1

             CORPORATE FINANCIAL PERFORMANCE MEASUREMENT METHODOLOGY

A. Overview; Definitions

     The executive shall only be eligible for the corporate performance-based bonus of the salary upon the Company's achievement of certain financial metrics based on target 2007 Revenue of $[**] and target 2007 Normalized EPS of $[**] per share. The Company's performance measured against each metric shall be equally weighted to enable comparison as a percentage of a combined target. For purposes of this Agreement, such metrics shall have the following meanings:

     "Revenue" shall mean the Company's revenue for fiscal year 2007 calculated in accordance with generally accepted accounting principles in the United States of America as reported in the 2007 Financial Statements.

     "Normalized EPS" shall mean the Company's annual earnings per diluted share for fiscal year 2007 excluding amortization of intangible assets, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, loss on early extinguishment of debt, utilitzation of tax NOLs/credits, release of deferred tax assets and similar items excluded by the Company in determining normalized earnings per share in issuing its earnings announcement for fiscal year 2007.

     If, on December 31, 2007, the Company is required to make periodic reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's consolidated financial statements filed with the Securities and Exchange Commission on Form 10-K shall constitute its "Public Company Financial Statements" and shall apply. If, on December 31, 2007, the Company is not required to make periodic reports under the Exchange Act, the Company's regularly prepared annual audited financial statements prepared by management shall be its "Private Company Financial Statements" and shall apply. The applicable financial statements may be referred to herein as the "2007 Financial Statements."

     B. Calculation of Percentages

     The Company's Revenue shall be calculated as a percentage of the Company's target revenue for fiscal year 2007 of $[**] and multiplied by 0.5 (the "Revenue Percentage Component"). The Company's Normalized EPS shall be calculated as a percentage of the Company's target normalized earnings per share for fiscal year 2007 of $[**] and multiplied by 0.5 (the "Normalized EPS Component"). The sum of the Revenue Percentage Component and the Normalized EPS Component shall be the "Actual Percentage of Targets."

C. Bonus Amounts

     1. If the Actual Percentage of Targets equals 96.1%, then the executive shall receive the Minimum Bonus for Financial Performance (the "Minimum Bonus"); provided, however, that in the event that the Company has not achieved both Revenue of $[**] and Normalized EPS of $[**] per share, then the executive shall not be entitled to any bonus hereunder.

     2. If the Actual Percentage of Targets equals 100%, then the executive shall receive the Target Bonus for Financial Performance (the "Target Bonus").

     3. If the Actual Percentage of Targets equals 106.2% or more, then the executive shall receive the Maximum Bonus for Financial Performance (the "Maximum Bonus").

     4. If the Actual Percentage of Targets is between 96.1% and 100%, then the executive shall receive a bonus equal to the sum of (i) the Minimum Bonus plus
(ii) an amount equal to the product of the Minimum Bonus multiplied by a fraction the numerator of which is the Actual Percentage of Targets Revenue minus 96.1% and the denominator is 3.9%.

Akamai Technologies, Inc.                      Form of 2007 Executive Bonus Plan

     5. If the Actual Percentage of Targets is between 100% and 106.2%, then the executive shall receive a bonus equal to the sum of the (i) the Target Bonus plus (ii) an amount equal to the product of the Target Bonus multiplied by a fraction the numerator of which is the Actual Percentage of Targets Revenue minus 100% and the denominator is 6.2%.

D. Effect of an Acquisition by Akamai

     In the event that Akamai enters into an Acquisition Transaction during 2007, then Revenue and Normalized EPS shall be adjusted to give effect to such Acquisition Transaction. An "Acquisition Transaction" means (i) the purchase of more than 50% of the voting power of an entity, (ii) any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution or share exchange involving Akamai and an entity not previously owned by Akamai, or (iii) the purchase or other acquisition (including, without limitation, via license outside of the ordinary course of business or joint venture) of assets that constitute more than 50% of another entity's total assets or assets that account for more than 50% of the consolidated net revenues or net income of such entity.

     As soon as practicable following the closing of an Acquisition Transaction, the Compensation Committee shall make a determination of the estimated impact of the Acquisition Transaction on the Company's 2007 Revenue and Normalized EPS. If the Acquisition Transaction is estimated to be accretive, then:

     (i) in calculating Revenue for purposes of determining the Revenue Percentage Component, reported Revenue shall be reduced by the amount of estimated revenue contribution from the Acquisition Transaction; and

     (ii) in calculating Normalized EPS for purposes of determining the Normalized EPS Percentage Component, Normalized EPS, as calculated based on the 2007 Financial Statements, shall be reduced by the amount of the estimated Normalized EPS contribution from the Acquisition Transaction.

     If the Acquisition is estimated to be non-accretive, then:

     (iii) in calculating Normalized EPS for purposes of determining the Normalized EPS Percentage Component, Normalized EPS, as calculated based on the 2007 Financial Statements, shall be increased by the amount of the estimated negative Normalized EPS impact from the Acquisition Transaction.

All determinations of the Compensation Committee regarding the estimated impact of an Acquisition Transaction shall be final, binding and non-appealable. The cumulative impact of all Acquisition Transactions shall be set forth in a statement delivered upon payment, if any, of the bonus contemplated by this plan. This plan shall be deemed to be automatically amended, without further action by the Company or the executive, to give effect to any adjustments required by this Section D.